Exhibit 99.1

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Scott McCarty 303-460-2103, smccarty@ball.com

Ball Announces Retirement of David A. Westerlund

BROOMFIELD, Colo., May 24, 2011—Ball Corporation [NYSE:BLL] announced today that David A. Westerlund, executive vice president, administration, and corporate secretary, will retire later this year. Westerlund, 60, will conclude a 36-year career with Ball.
“David has been a key driver of our human resources, compliance and administration activities, and throughout his career has played an important role in maintaining our culture and in our overall corporate success,” said John A. Hayes, Ball’s president and chief executive officer. “He has also served in volunteer leadership positions with the United Way and other community organizations, representing Ball proudly in our local communities, both here in Colorado and in Indiana.”
Lisa A Pauley, vice president, administration and compliance, will assume responsibility for the company’s human resources, administration and compliance functions. Pauley joined Ball in 1981 in the company’s aerospace systems division. She was named Ball Corporation’s senior director, administration and compliance, in 2004 and has been vice president, administration and compliance, since 2007.
Ball Corporation is a supplier of high quality packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 14,500 people worldwide and reported 2010 sales of more than $7.6 billion. For the latest Ball news and for other company information, please visit http://www.ball.com.

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange rates or tax rates. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.                Page 1

commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the recent global recession and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions; regulatory action or laws including tax, environmental, health and workplace safety, including U.S. FDA and other actions affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company’s defined benefit retirement plans; pension changes; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.                Page 2